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EXHIBIT 10.8.1

Redwood Energy Production, L.P.
One Maritime Plaza, Suite 400
San Francisco, CA 94111
(415) 398-8186
FAX (415) 398-9227

June 14, 2001

Panther Rodessa, L.P.
1021 Main Street, Suite 1290
Houston, TX 77002

Newstar Energy U.S.A., Inc.
1905 Abbott Road
East Lansing, MI 48826-1799

Frederick R. McCord, Trustee
1021 Main Street, Suite 1400
Houston, TX 77002

Re: Clarification of Purchase and Sale Agreement / Ratification of Pending Transaction

Gentlemen:

    Reference is made to that Purchase and Sale Agreement (the "PSA") made and entered into December 29, 2000 by and between Panther Rodessa, L.P., Newstar Energy U.S.A., Inc., and Frederick R. McCord, Trustee (collectively, "Seller") and Redwood Energy Production, L.P. ("Buyer"). Buyer is preparing to enter into agreements with various third parties in order to (1) re-enter the Ruby Magness Well in the Madisonville Field, (ii) drill or recomplete an injection well, (iii) install a gas treatment plant, (iv) and provide a gas gathering/transportation system (i), (ii), (iii), and (iv), collectively, the "Project"). In order to move forward with the Project, Buyer desires to amend and clarify the PSA to delete the last sentence of the first paragraph of Section 11 (a)(iv) and provide in its place the following:

    "At eighteen (18) months after Closing, should Buyer, directly or through any third party contractor, be constructing the facilities, plant, and/or pipelines to begin actual sales of gas from the Rodessa/Sligo Interval on the Properties, Buyer shall have thirty (30) months after Closing to commence actual sales of gas from the Rodessa/S1igo Interval on the Properties."

    Buyer has furnished to Seller unexecuted copies of the Gas Purchase Contract between Gateway Processing Company and Buyer (the "GPA"). The GPA provides for a sale of Rodessa/Sligo Interval gas at the wellhead with Buyer's sales price to be determined by "netting back" from the gross proceeds received by Gateway in downstream, arm's length third party gas sales the Fixed Monthly Treating Fee or the Floating Monthly Treating Fee, as applicable, as set forth in Article VII of the GPA. Buyer hereby requests your ratification, adoption, and approval of the formula set Out in the GPA for the determination of Buyer's gas sales price for the calculation of all amounts to be paid to Seller or any successor or assign by virtue of the Assignment of Net Profits Interest in connection with the PSA, any other undivided leasehold working interest, or any overriding or other royalty interest in the Properties (as defined in the PSA). Buyer acknowledges that the capital costs incurred by Gateway Processing Company, Hanover Compression Limited Partnership, or their affiliates or subcontractors in connection with the Project shall not be included as "Costs" or "Debits" in the calculation of "Net Profits" or "Payout" under the Assignment of Net Profits Interest.

    Newstar Energy U.S.A., Inc. ("Newstar") currently serves as the operator of the Properties. In order to facilitate Buyer's re-entry of the Ruby Magness Well, promptly after execution of this letter, Newstar shall execute and deliver to Buyer sufficient numbers of Railroad Commission of Texas Form P-4 to designate Buyer as operator of the Properties. If Buyer fails or refuses to pay the $500,000.00 payment due by June 30, 2001 (the "June 30 Payment") under the PSA, Buyer promptly shall re-execute and redeliver to Newstar sufficient numbers of Railroad Commission of Texas Form P-4 to redesignate Newstar as operator of the Properties. Subject to Newstar's delivery of executed Form P-4s to Buyer, Buyer irrevocably appoints and designates Newstar as its agent and attorney-in-fact solely for the purpose of executing and filing with the Railroad Commission of the State of Texas on behalf of Buyer a Form P-4 redesignating Newstar as operator of the Properties; provided, however, Newstar shall not make any such filing unless and until Buyer fails to make the June 30 Payment. If Buyer makes the June 30 Payment in accordance with the PSA, the limited power of attorney granted hereunder shall ipso facto terminate and be of no further force and effect.

    Buyer acknowledges that Seller's execution of this letter does not constitute, and shall not be deemed to constitute, any assumption of any contractual or other obligation or liability to Gateway Processing Company or Hanover Compression Limited Partnership in connection with the Project.

    In order to evidence your agreement with respect to Buyer's requested change to first paragraph of Section 11 (a)(iv) of the PSA, your ratification, adoption, and approval of the structure and pricing provisions of the GPA as described above, and Newstar's agreement to execute Form P-4s to designate Buyer as operator of the Properties in accordance with the provisions hereof, please execute one copy of this letter and return same to Redwood at the letterhead address. This letter may be executed in one or more counterparts, each of which shall be deemed and original, and all of which, when taken together, shall constitute one and the same instrument. We appreciate your cooperation in this matter.

Very truly yours,
REDWOOD ENERGY PRODUCTION, L.P.
			By:	Redwood Energy Company, its General Partner
By:

				Name:	S. J. Doshi

				Title:	President

AGREED TO, RATIFIED, AND APPROVED
THIS 14th DAY OF JUNE, 2001.
PANTHER RODESSA, L.P.
By:	Smitherman Energy Management, Inc. its general partner
By:

	Name:	Jim Smitherman

	Title:	President

AGREED TO, RATIFIED, AND APPROVED
THIS 14th DAY OF JUNE, 2001.
NEWSTAR ENERGY USA, INC.
By:

Name:	David Pratt

Title:	President

AGREED TO, RATIFIED, AND APPROVED
THIS DAY OF JUNE, 2001.
FREDERICK R. McCORD, TRUSTEE
By:
Trustee

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  EXHIBIT 10.8.1